UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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SIGMA DESIGNS, INC.
(Name of Registrant as Specified in Its Charter)

POTOMAC CAPITAL PARTNERS III, L.P. POTOMAC CAPITAL MANAGEMENT III, L.L.C. POTOMAC CAPITAL PARTNERS L.P. POTOMAC CAPITAL MANAGEMENT, L.L.C. PAUL J. SOLIT ERIC SINGER MARK J. BONNEY MARK F. FITZGERALD
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Potomac Capital Management, L.L.C., together with the other Participants named herein (collectively, the “Potomac Group”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2012 annual meeting of shareholders (the “Annual Meeting”) of Sigma Designs, Inc. (the “Company”).  The Potomac Group has filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On July 25, 2012, Potomac Capital Partners III, L.P. issued the following press release:

Institutional Shareholder Services (ISS) Recommends Sigma Shareholders Vote the GOLD Proxy Card to Elect Potomac Nominees at Annual Meeting

ISS Affirms that Significant Board Change at Sigma is “Warranted” and “Necessary”

NEW YORK, New York, July 25, 2012 /PRNewswire - Potomac Capital Partners III, L.P. (together with its affiliates, “Potomac”), announced today that Institutional Shareholder Services (“ISS”), a leading independent proxy voting advisory firm, has recommended that shareholders of Sigma Designs, Inc. (NASDAQ: SIGM) (the “Company” or “SIGM”), vote on Potomac’s GOLD proxy card to elect two of Potomac’s highly qualified nominees, Mark J. Bonney and Eric B. Singer.  ISS recommended that shareholders “DO NOT VOTE” on the Company’s white proxy card.

 Potomac urges shareholders to follow ISS’ and Glass Lewis’ recommendations for change on the SIGM Board.  Vote the GOLD proxy card TODAY to elect all three of Potomac’s highly qualified nominees - Mark J. Bonney, Mark F. Fitzgerald and Eric B. Singer - to the SIGM Board at the 2012 Annual Meeting scheduled for August 7, 2012.

In reaching its conclusion, ISS performed a detailed analysis of both sides’ positions in the election contest and, in particular, carefully considered, among other things, the Company’s operating performance, stock price performance, valuation, governance concerns and business strategy, as well as the experience and qualifications of Potomac’s nominees.  Based on this analysis, ISS concluded that significant change is necessary on SIGM’s Board and that shareholders should vote on the GOLD proxy card saying:

“Given that the dissident has demonstrated a compelling case that significant change at the board level is necessary, however – and that the incumbent directors, in raising the specter of deadlock, appear to be signaling they will actively thwart efforts from a single dissident to effect change – a vote on the GOLD dissident card FOR dissident nominees Bonney and Singer is warranted.”

Excerpts from ISS’ Analysis & Recommendation

On Concluding that Change is Warranted on the SIGM Board:

“The incumbent board’s strong insistence that deadlock will result if the dissidents comprise 50% of the board should also be a strong warning signal to shareholders. Long discussion may ensue when half the board are new dissident nominees, but deadlock only results when one side – generally the side warning of deadlock – becomes intransigent, and neither facts nor reason offer any further leverage. Given the dispiriting trajectory of shareholder value over the last 3 and 5 years – and even over the full 9 years since the board last introduced new blood – it seems clear that some change at the board level is warranted.” (Emphasis added.)

On Concluding that Potomac’s Nominees are More Likely to Effect Change:

“Given that the board would likely benefit from a tighter eye on both operating metrics and the financial results which proceed from them, dissident nominee Bonney’s significant experience as both a finance and an operating executive at publicly-traded technology firms, including several turnaround situations, suggest he could play a welcome role on the board. As the real story of the current board's tenure is written in the erosion of shareholder value, moreover, Singer – whose fund's significant beneficial ownership in the company should provide powerful motivation to focus on building value for all shareholders – also appears to be a strong choice for effecting positive change.  We find no reason to object to the candidacy of the third dissident nominee, Fitzgerald, who appears to have deep knowledge of the industry from his extensive experience as an analyst covering the sector.”

On SIGM’s Reactive Governance Changes:

“In aggregate, some of the governance actions touted by the board seem more reactionary than principled, suggesting that the presence of the dissident itself may have been a significant motivator. While the elimination of the poison pill and the de facto separation of the Chairman and CEO roles may for many shareholders be steps in the right direction, they would perhaps be more comforting if they had clearly been proactive board actions – and if they had been reinforced, in the case of the Chairman/CEO split – by corresponding changes to the Articles or Bylaws.”

ISS’ Conclusion:

“a vote on the GOLD dissident card FOR dissident nominees Bonney and Singer is warranted.”

Eric Singer, the co-managing member of the general partner of Potomac, stated, “Both Glass Lewis and ISS have now recommended for change to the SIGM Board and for shareholders to vote on the GOLD proxy card. We greatly appreciate the strong support from Glass Lewis and ISS and from shareholders who have already voted for Potomac’s nominees on the GOLD proxy card.  We urge all of our fellow shareholders to vote their GOLD proxy card today to elect all three of our highly qualified director nominees to the SIGM Board.  Mark J. Bonney, Mark F. Fitzgerald, and I are firmly committed to helping achieve the greatest possible success for SIGM.”

Glass Lewis Update:

On July 23, 2012, the Company announced it was reducing the number of nominees it recommends for election to three.  Potomac believes this is just another ploy by the current Board to attempt to save face and create the illusion of change.  In response to the Company’s announcement to only recommend three nominees Glass Lewis updated its report.  Glass Lewis continues to recommend that shareholders vote on Potomac’s GOLD proxy card and added, “In our view, the impending resignation by Mr. Nguyen appears to be a somewhat hollow attempt by the incumbent directors to try to appease shareholders while at the same time entrenching themselves.”

Potomac urges all SIGM shareholders to support change on the SIGM Board by voting the GOLD proxy card today to elect all three of Potomac’s highly qualified nominees, Mark J. Bonney, Mark F. Fitzgerald and Eric B. Singer at the 2012 Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC at (212) 297-0720 or (877) 566-1922 or email at info@okapipartners.com.